UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2008

PACKETPORT.COM, Inc.

______________________

(Exact name of registrant as specified in its charter)

Nevada	0-19705	13-3469932
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2236 Cathedral Avenue, Washington, D.C.		20008
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (202) 491-4550

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2008, the Board of Directors of Packetport.com (the “Company”) appointed Marian Sabety as the President and Chief Executive Officer; Charles Lee Hamilton as Senior Vice President and Chief Technology Officer; Richard Rose as Chief Financial Officer; and Thomas Kerns McKnight as Secretary, Treasurer and General Counsel. Information about each officer is reported below:

Marian Sabety, 58, will serve the Company as Chairman of the Board, President and CEO of the Company. The term of her appointment is perpetual at the pleasure of the Board of Directors. Ms. Sabety has served as the President and CEO of Wyndstorm Corporation (“Wyndstorm”) since it was founded on August 5, 2006. Ms. Sabety’s employment with Wyndstorm is the subject of a signed contract. Ms. Sabety is the spouse of Thomas Kerns McKnight (see below). Ms. Sabety has spent 25 years in executive positions in leading telecommunications and systems integration firms including ATT, Sprint, WorldCom, Cap Gemini, AMS, SAIC and Stanford  Research Institute Venture Consulting.

Charles Lee Hamilton, 52, will serve the Company as Senior Vice President and Chief Technology Officer. The term of his appointment is perpetual at the pleasure of the Board of Directors. Mr. Hamilton has served as Senior Vice President and Chief Technology Officer of Wyndstorm since it was founded on August 5, 2006. Mr. Hamilton’s employment with Wyndstorm is the subject of a signed contract. Mr. Hamilton has spent 20 years in senior engineering positions in wireless and edge internet technologies including Siemens, Metricom, Sandia National Labs, Pixar, and Stanford  Research Institute.

 Richard Rose, 53, will serve the Company as Chief Financial Officer.   The term of his appointment is perpetual at the pleasure of the Board of Directors. Mr. Rose has served as Chief Technology Officer of Wyndstorm since it was founded on August 5, 2006. Mr. Roses’s employment with Wyndstorm is the subject of a signed contract. Mr. Rose has spent 30 years as Chief Financial Officer of Cyveillance, Sonus Communications, Chart Works, Inc., Netrix Corp, and Penril DataComm Networks, which are all public companies.  Mr. Rose was formerly employed by Arthur Andersen & Co.

Thomas Kerns McKnight, 62, will serve the Company as Secretary, Treasurer and General Counsel. The term of his appointment is perpetual at the pleasure of the Board of Directors. Mr. McKnight has served as Secretary, Treasurer and General Counsel of Wyndstorm since it was founded on August 5, 2006. Mr. McKnight’s employment with Wyndstorm is the subject of a signed contract. Mr. McKnight is the spouse of Marian Sabety. Mr. McKnight has  34 years of experience providing legal services for public companies such as Combined Communications Corporation, and Gannett Co.,  Inc. Mr. McKnight is a member of the bar in the District of Columbia, Maryland, New York, Ohio and Virginia.  Mr. McKnight has also provided financial services for Smith Barney, Quest Capital, Source Capital, Royal Bank  of Canada, and United Medical Bank and is a Certified Mortgage Banker and current Series 7 holder. Mr. McKnight was a professor at Columbia University for 6 years where he taught classes in entrepreneurship and is the author of “Will it Fly?”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKETPORT.COM, INC.
(Registrant)

Date: March 12, 2008	/s/ Marian F. Sabety
Marian F. Sabety President and CEO